UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):February 27, 2008
Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10367 (Commission File Number)	71-0675758 (I.R.S. Employer Identification No.)

914 N Jefferson Street
Springdale, Arkansas		72764
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (479) 756-7400
Not Applicable
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.
     On February 27, 2008, as announced in the press release attached as an exhibit to this Form 8-K filing, the Company and its principal distributor and principal customer were sued by a plaintiff in a putative class action lawsuit alleging product deficiencies with respect to its Choicedek decking product. The Company has not yet been served in this lawsuit or had an opportunity to fully review the matter with its counsel, but intends to vigorously defend such matter.
     Also attached as exhibits hereto are the principal material agreements related to a Series 2008 refunding bond issuance by the Company on February 21, 2008.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
10.1	Indenture of Trust between City of Springdale, Arkansas, and Bank of Oklahoma, N.A., Trustee, relating to the issuance of $10,610,000 City of Springdale, Arkansas Industrial Development Refunding Revenue Bonds (Advanced Environmental Recycling Technologies, Inc. Project) Series 2008; dated as of February 1, 2008.

10.2	Loan Agreement between City of Springdale, Arkansas, and Advanced Environmental Recycling Technologies, Inc., related to $10,610,000 City of Springdale, Arkansas Industrial Development Refunding Revenue Bonds (Advanced Environmental Recycling Technologies, Inc. Project) Series 2008; dated as of February 1, 2008.

99.1	Press release issued February 28, 2008, announcing the above-referenced litigation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
By	/s/ JOE G. BROOKS
Joe G. Brooks,
Chairman, Chief Executive Officer and President

Date: February 29, 2008

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